Origin Materials, Inc. Reports Operating and Financial Results for First Quarter 2024

– Reaffirms Pathway to Profitability Led by Caps & Closures, No Additional Equity Capital Required –
– Accelerates the Procurement of Multiple Additional High-Throughput Caps and Closures Production Lines –
– Completes Successful Capping Trial on Commercial Bottle Line Applying Origin Recycled PET Caps to Thousands of Filled Containers –
– Maintains 2024 Revenue and Net Cash Burn Guidance –

WEST SACRAMENTO, CA., May 14, 2024 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its first quarter ended March 31, 2024.

“Over the quarter, we have seen strong progress on our pathway to profitability, led by our groundbreaking PET caps and closures business,” said Rich Riley, Co-Chief Executive Officer of Origin. “We announced a few of our caps and closures manufacturing partners including PackSys Global and IMDvista, and we continued to make excellent progress with prospective and as yet unannounced customers who are excited about our revolutionary caps offering and the benefits it brings for recycling circularity and performance. In addition, today we are announcing that we have accelerated the procurement of multiple additional high-throughput commercial production lines to complement the first line, which we already ordered. We aim to bring our first manufacturing system online during the fourth quarter 2024. At full capacity, our initial systems are expected to generate between $45 million and $65 million in annual revenue. The caps and closures opportunity is massive – an over $65 billion market – with currently engaged prospective customers alone consuming tens of billions of caps per year. We look forward to rapidly standing up additional lines addressing multiple product types, including tethered beverage caps and caps for non-beverage home goods applications. We are also pleased to announce another technical milestone passed with the completion of a successful capping trial on a commercial bottle line applying Origin PET caps – made with recycled PET – to thousands of filled beverage containers.”

“Apart from our caps and closures business,” Riley continued, “we continue to grow the long-term value of the Origin platform by engaging potential strategic partners around the scale-up of our biomass conversion technology, including exploring high value application development initiatives that could generate near term revenue. Last, but certainly not least, this quarter we were pleased to convert sustainable wood residues at Origin 1 into our versatile intermediates. This milestone in the scale-up of our biomass conversion technology generates valuable information to support future technology scale-up and provides an important demonstration for our customers of our technology’s performance. All of this is exciting progress for our customers and team as we continue to execute in our mission to drive the once in a planet transition to sustainable materials.”

Company First Quarter and Recent Business Highlights
Origin Materials reported quarterly revenue of $6.8 million generated by the Company’s supply chain activation program and joint development agreements. The Company also made significant progress in commercializing its caps and closures business. Origin announced its PET caps and closures business in August 2023 after quietly developing it for several years. This is a natural outgrowth of Origin's mission and its polymer expertise and platform development capability, positioning Origin to be first to market with a commercially scalable PET cap. We anticipate our solution to be transformative for packaging by designing for recycling circularity and improving packaging performance. Recent progress includes:

▪Partnership with PackSys Global, the leading packaging machine producer for plastic closure slitting machines, to produce the world’s first PET cap and closure manufacturing system. PackSys Global is a respected leader in packaging machines for the cosmetics, beverage, pharmaceutical, and packaging industries with facilities in North America, Europe, and Asia that has operated for over fifty years.
▪Partnership with IMDvista, a global leader in high-speed testing systems, headquartered in Switzerland with locations around the world including the United States, Germany, and Taiwan with systems in use on every continent. IMDvista manufactures advanced camera systems that inspect thousands of closures per minute and which are expected to give Origin the ability to inspect billions of caps per year.
▪Announced our first caps and closures product, the world’s first CSD (carbonated soft drink) PET cap, the lightest of its kind ever produced at commercial scale.
▪Announced the first tethered PET cap, a breakthrough in circularity, designed to improve cap collection rates for recycling.
▪We have accelerated the procurement of multiple additional high-throughput commercial production lines to complement our first line, which is already purchased. We aim to bring the first of these manufacturing systems online during the fourth quarter 2024. At full capacity following ramp-up, our initial systems are expected to generate between $45 million and $65 million in annual revenue depending on product mix.
▪We achieved another technical milestone with the successful completion of a capping trial on a commercial bottling line applying Origin PET caps to thousands of filled beverage containers. We used recycled PET (rPET) with no additives used to modify the polymer.

Additional first quarter commercialization updates include:

▪We announced the successful conversion of wood residue feedstock into sustainable intermediates at Origin 1, our first commercial-scale plant. This marked an evolution from the corn starch-based production we have employed since commencement of plant operations in October of last year. We are using locally sourced, Forest Stewardship Council (FSC) controlled wood residues produced by a sawmill as a byproduct of lumber and wood flooring production. From that mill’s wood chips, shavings, and sawdust we produced our sustainable intermediates, which can be used to make a wide variety of products that normally would be made from petroleum. The plant, located in Sarnia, Ontario, Canada, is first and foremost an asset used to support Origin market development, including customer materials testing and formulation in preparation for Origin 2 scale-up. Strategic partners remain engaged as we collaborate in market development activities.
▪For Origin 2, we continue to engage customers as part of our asset light strategy for further biomass conversion technology scale up. Timelines and economic forecasts will depend on the partner and the deal structure, which can explore a range of scenarios and locations including Geismar, Louisiana as well as Asia brownfield scenarios, with updates to be provided as we finalize those partnerships. Despite near-term macroeconomic challenges, to which the Company is adapting through less capital-intensive revenue generating initiatives, customer demand remains strong, as reflected by our total offtake agreements and capacity reservations in excess of $10 billion. We continue to engage with multiple parties to explore a variety of plant designs and evaluate potential brownfield sites. We continue to perform funded joint development work including testing and optimizing various feedstocks to generate information that could influence our scale-up strategy.

Results for First Quarter 2024
Cash, cash equivalents and marketable securities were $146.6 million as of March 31, 2024.
Revenue for the first quarter was $6.8 million compared to $1.7 million in the prior-year period, driven mostly by our supply chain revenue.

Operating expenses for the first quarter were $18.1 million compared to $13.0 million in the prior-year period, an increase of $5.1 million consisting primarily of $2.3 million increase in general and administrative expenses and $2.0 million increase in depreciation expenses driven by Origin 1 coming online during the fourth quarter of 2023.

Net loss was $13.9 million for the first quarter compared to net income of $9.8 million in the prior-year period.

Adjusted EBITDA loss was $12.9 million for the first quarter compared to $9.7 million in the prior-year period.
Shares outstanding as of March 31, 2024 were 146.5 million including 4.5 million shares that are subject to forfeiture based on share price performance targets previously disclosed in our filings.
For a reconciliation of non-GAAP figures to the applicable GAAP figures, please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release.

Full Year 2024 Outlook
Based on current business conditions, business trends and other factors, the Company is maintaining the following guidance for 2024 revenue and net cash burn:

•Revenue of $25 million to $35 million.
•Net cash burn between $55 million and $65 million.

These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 14, 2024, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s first quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-877-300-8521 (domestic) or +1-412-317-6026 (international). A telephonic replay will be available approximately three hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10188537. The replay will be available until 11:59 p.m. Eastern Time on May 21, 2024.

About Origin Materials, Inc.
Origin is the world's leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials. Our innovative technologies include PET caps and closures that bring recycling circularity and enhanced performance to a ~$65 billion market, specialty materials, and our patented biomass conversion platform that transforms carbon into sustainable materials for a wide range of end products addressing a ~$1 trillion market. Origin’s technology, economics, and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, (v) change in fair value of derivative, (vi) change in fair value of common stock warrants liability, (vii) change in fair value of earnout liability, (viii) other expenses, net and (ix) income tax expenses.

The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools,

and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on Adjusted EBITDA, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

The Company is unable to reconcile forward-looking net cash burn information provided in this press release to the increase or decrease in cash, cash equivalents, and restricted cash, the most closely comparable U.S. GAAP financial measures, without unreasonable efforts. Net cash burn is defined as the decrease in cash, cash equivalents, and restricted cash adjusted for purchases, sales and gains or losses on marketable securities. The information necessary to prepare the reconciliations are not available on a forward-looking basis and cannot be accurately predicted. These include, among other things, gains or losses on marketable securities, which are inherently unpredictable. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, anticipated 2024 revenue generation and cash burn, continued interest from and engagement with partners with respect to Origin 1 and scale-up of Origin’s biomass conversion technology, strength of customer demand, recycling circularity and performance benefits, revenue potential, , near-term revenue potential of development initiatives other than caps and closures, potential to be first to market with a commercially scalable PET cap, pace and anticipated timing of bringing caps and closures manufacturing systems online, anticipated revenue generated from the first several of such systems, estimated total addressable market, anticipated benefits of and demand for Origin’s potential products, anticipated performance of biomass conversion technology and platform, ability to convert capacity reservations and offtake agreements into revenue, commercial and operating plans, product development plans and announcements of such plans, and anticipated growth and projected financial information. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of Russia’s military intervention in Ukraine, the impact of severe weather events, and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on May 14, 2024, under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	March 31, 2024 (Unaudited)	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$75,773	$75,502
Marketable securities	70,857	82,761
Accounts receivable and unbilled receivable, net	16,595	16,128
Other receivables	4,234	3,449
Inventory	915	912
Prepaid expenses and other current assets	8,351	8,360
Total current assets	176,725	187,112
Property, plant, and equipment, net	238,184	243,118
Operating lease right-of-use asset	4,310	4,468
Intangible assets, net	108	121
Deferred tax assets	1,123	1,261
Other long-term assets	28,193	25,754
Total assets	$448,643	$461,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,034	$1,858
Accrued expenses	5,361	7,689
Operating lease liabilities, current	323	367
Notes payable, short-term	5,303	1,730
Other liabilities, current	973	918
Derivative liability	26	300
Total current liabilities	14,020	12,862
Earnout liability	265	1,783
Canadian Government Research and Development Program liability	15,286	7,348
Common stock warrants liability	692	1,341
Notes payable, long-term	3,459	3,459
Operating lease liabilities	4,123	4,207
Other liabilities, long-term	2,614	8,327
Total liabilities	40,459	39,327
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 146,504,924 and 145,706,531, issued and outstanding as of March 31, 2024 and December 31, 2023, respectively (including 4,500,000 Sponsor Vesting Shares)	15	15
Additional paid-in capital	385,718	382,854
Retained earnings	31,657	45,570
Accumulated other comprehensive loss	(9,206)	(5,932)
Total stockholders’ equity	408,184	422,507
Total liabilities and stockholders’ equity	$448,643	$461,834

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2024	2023
Revenues:
Products	$6,822	$979
Services	3	725
Total revenues	6,825	1,704
Cost of revenues (exclusive of depreciation and amortization shown separately below)	6,687	960
Operating expenses
Research and development	5,819	5,075
General and administrative	10,005	7,656
Depreciation and amortization	2,311	288
Total operating expenses	18,135	13,019
Loss from operations	(17,997)	(12,275)
Other income (expenses)
Interest income	1,864	3,014
Interest expense	(117)	—
Gain in fair value of derivatives	296	760
Gain in fair value of common stock warrants liability	649	6,766
Gain in fair value of earnout liability	1,518	12,872
Other expenses, net	(8)	(1,368)
Total other income, net	4,202	22,044
(Loss) income before income tax expenses	(13,795)	9,769
Income tax expenses	(118)	—
Net (loss) income	$(13,913)	$9,769
Other comprehensive (loss) income
Unrealized gain on marketable securities	$570	$1,410
Foreign currency translation adjustment	(3,844)	120
Total other comprehensive (loss) income	(3,274)	1,530
Total comprehensive (loss) income	$(17,187)	$11,299
Net (loss) income per share, basic	$(0.10)	$0.07
Net (loss) income per share, diluted	$(0.10)	$0.07
Weighted-average common shares outstanding, basic	141,828,895	138,651,062
Weighted-average common shares outstanding, diluted	141,828,895	142,454,369

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net (loss) income	$(13,913)	$9,769
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,311	288
Amortization on right-of-use asset	151	157
Stock-based compensation	2,781	2,246
Realized loss on marketable securities	51	775
Amortization of premium and discount of marketable securities, net	(5)	—
Change in fair value of derivative	(296)	(760)
Change in fair value of common stock warrants liability	(649)	(6,766)
Change in fair value of earnout liability	(1,518)	(12,872)
Deferred tax benefits	111	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,252)	(3,577)
Inventory	(3)	(328)
Prepaid expenses and other current assets	31	(550)
Other long-term assets	(2,438)	(7,913)
Accounts payable	580	(110)
Accrued expenses	(1,951)	117
Operating lease liability	(122)	(175)
Other liabilities, current	(590)	680
Other liabilities, long-term	(14)	(48)
Net cash used in operating activities	(16,735)	(19,067)
Cash flows from investing activities
Purchases of property, plant, and equipment	(1,939)	(40,963)
Purchases of marketable securities	(443,475)	(1,028,600)
Sales of marketable securities	441,432	1,000,712
Maturities of marketable securities	13,317	67,021
Net cash provided by (used in) investing activities	9,335	(1,830)
Cash flows from financing activities
Payment of notes payable short-term	(1,532)	—
Proceeds from Canadian Government Research and Development Program	8,097	10
Proceeds from exercise of stock options	83	23
Net cash provided by financing activities	6,648	33
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	1,023	(40)
Net increase (decrease) in cash and cash equivalents, and restricted cash	271	(20,904)
Cash and cash equivalents, and restricted cash, beginning of the period	75,502	108,348
Cash and cash equivalents, and restricted cash, end of the period	$75,773	$87,444

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

	Three months ended March 31,
(in thousands)	2024	2023
Net (loss) income	$(13,913)	$9,769
Stock-based compensation	2,781	2,246
Depreciation and amortization	2,311	288
Interest income	(1,864)	(3,014)
Interest expense	117	—
Gain in fair value of derivatives	(296)	(760)
Gain in fair value of common stock warrants liability	(649)	(6,766)
Gain in fair value of earnout liability	(1,518)	(12,872)
Other expenses, net	8	1,368
Income tax expenses	118	—
Adjusted EBITDA	$(12,905)	$(9,741)